SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

IMPAC MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

100 West Evelyn Avenue

Mountain View, California 94041

January 12, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of IMPAC Medical Systems, Inc. to be held on Tuesday, February 17, 2004 at 9:00 AM at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025.

Our Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions.

We hope that you can join us. However, whether or not you plan to attend, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

Sincerely,

Joseph K. Jachinowski
President and Chief Executive Officer

IMPAC Medical Systems, Inc.

100 West Evelyn Avenue

Mountain View, California 94041

January 12, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

IMPAC Medical Systems, Inc. will hold its Annual Meeting of Stockholders at 9:00 AM on Tuesday, February 17, 2004 at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025.

At this meeting we will ask you:

•	to elect two directors to serve until the 2007 Annual Meeting of Stockholders;

•	to approve the amendment and restatement of the 2002 Stock Plan to allow for grants of stock appreciation rights and stock units; and

•	to transact any other business that properly comes before the meeting.

Your Board of Directors has selected December 31, 2003 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at 100 West Evelyn Avenue, Mountain View, California 94041, for ten days before the meeting.

This Proxy Statement, a proxy card and the 2003 Annual Report to Stockholders are being distributed on or about January 12, 2004, to those entitled to vote.

By Order of the Board of Directors,

David A. Auerbach
Secretary

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	The Board of Directors of IMPAC Medical Systems, Inc. is sending you this Proxy Statement in connection with its solicitation of proxies for use at IMPAC’s 2004 Annual Meeting of Stockholders. Certain directors, officers and employees of IMPAC may solicit proxies on behalf of the Board of Directors by mail, phone, fax or in person.

Q:	Who is paying for this solicitation?

A:	IMPAC will pay for the solicitation of proxies. IMPAC also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of IMPAC common stock.

Q:	What am I voting on?

A:	The election of James P. Hoey and Christopher M. Rose to the Board of Directors, and the approval of an amendment and restatement of the 2002 Stock Plan to allow for grants thereunder of stock appreciation rights and stock units.

Q:	Who can vote?

A:	Only those who owned IMPAC common stock at the close of business on December 31, 2003, the record date for the Annual Meeting, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person – by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for directors and FOR the amendment and restatement of the 2002 Stock Plan.

Q:	What constitutes a quorum?

A:	On the record date, IMPAC had 9,832,045 shares of common stock, $0.001 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote, but exclude shares held by brokers in “street” or “nominee” name when the broker indicates that you have not voted and the broker lacks discretionary authority to vote your shares (i.e., “broker non-votes”).

Q:	What vote is needed to approve the proposals?

A:	With regard to the election of directors, the nominees receiving the most votes are elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” affect the outcome of the election.

The proposal to amend and restate the 2002 Stock Plan requires the affirmative vote of a majority of votes cast affirmatively or negatively. Accordingly, abstentions on the proposal to amend the 2002 Stock Plan will have no effect on this item. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker “non-vote” will have no effect on the proposal to amend and restate the 2002 Stock Plan, which requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

Q:	Can I vote on other matters?

A:	IMPAC’s bylaws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our Mountain View headquarters) not less than 90 days nor more than 120 days before the anniversary of the mailing of the proxy statement for the prior year’s annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Q:	What is the deadline for submitting a stockholder proposal for the 2005 Annual Meeting?

A:	To be considered for presentation in the proxy statement for IMPAC’s 2005 Annual Meeting of Stockholders, a stockholder proposal must be received at IMPAC’s offices no sooner than October 20, 2004 nor any later than November 19, 2004.

Q:	How do I nominate someone to be an IMPAC director?

A:	A stockholder may recommend nominees for director by notifying our Secretary in writing (at our Mountain View headquarters) not less than 90 nor more than 120 days before the anniversary of the prior year’s annual meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of IMPAC common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934 and the nominee’s written consent to the nomination and to serve, if elected.

PROPOSAL ONE

ELECTION OF DIRECTORS

IMPAC’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect two individuals to serve as directors until the 2007 Annual Meeting. Each of the nominees is now a member of our Board of Directors.

The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. We recommend a vote FOR each of the nominees.

Below are the names and ages of the nominees and directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending with the 2007 Annual Meeting

•	James P. Hoey	Age 45. Mr. Hoey co-founded IMPAC in January 1990 and has served as Executive Vice President and a director since that time. Mr. Hoey has also served as Chief Operations Officer since August 1999. Prior to co-founding IMPAC, Mr. Hoey served as Manager of Radiation Product Marketing for Varian Medical Systems, Inc. from 1988 to 1990. Mr. Hoey holds an M.B.A. degree from Santa Clara University and a B.A. degree in Biomedical Engineering and in Business Administrative Sciences from Yale University.

•	Christopher M. Rose, M.D.	Age 54. Dr. Rose has been a director of IMPAC since June 1996. Dr. Rose has served as Secretary and a Principal of the Valley Radiotherapy Associates Medical Group, Inc., one of the largest providers of radiation therapy services in the United States, Associate Director of the Department of Radiation Oncology at Providence Saint Joseph Medical Center in Burbank, California, and as Technical Director, Radiation Oncology, for the Providence Health System, Los Angeles Service Area, since 1983. Since March 2003, Dr. Rose has also been Director, Clinical Programs of Vantage Oncology, Inc., a provider of cancer services. Dr. Rose is a past Chairman of the Board of the American Society of Therapeutic Radiation and Oncology. Dr. Rose holds an M.D. degree from Harvard Medical School and an S.B. degree in Biology from the Massachusetts Institute of Technology.

Directors Continuing in Office Until the 2005 Annual Meeting

•	Joseph K. Jachinowski	Age 48. Mr. Jachinowski co-founded IMPAC in January 1990 and has served as President, Chief Executive Officer and Chairman of the Board since that time. Prior to co-founding IMPAC, Mr. Jachinowski held multiple management positions at Varian Medical Systems, Inc. from 1983 to 1990. Mr. Jachinowski holds an M.S. degree in Electrical Engineering from Washington State University and a B.S. degree in Electrical Engineering from Ohio University.

•	Gregory M. Avis	Age 45. Mr. Avis has been a director of IMPAC since February 1998. Mr. Avis is a Managing Partner of Summit Partners, L.P., a private equity and investment firm, where he has been employed since the firm’s founding in 1984. Currently, Mr. Avis also serves as a director of Ditech Communications Corporation, a telecommunications equipment company and Powerwave Technologies, a developer and manufacturer of radio frequency power amplifiers for wireless communications applications. Mr. Avis holds an M.B.A. degree from Harvard Business School and a B.A. degree in Political Economy from Williams College.

Directors Continuing in Office Until the 2006 Annual Meeting

•	David A. Auerbach	Age 44. Mr. Auerbach co-founded IMPAC in January 1990 and has served as Executive Vice President, Treasurer, Secretary and a director since that time. From January 1990 to February 2000, Mr. Auerbach also served as IMPAC’s Chief Financial Officer. Mr. Auerbach has also served as President of IMPAC Global Systems, Inc., a wholly-owned subsidiary of IMPAC, since October 2001 and as President of IMPAC Medical Systems Limited, a wholly-owned subsidiary of IMPAC, since January 2002. Mr. Auerbach also served as President of CareCore, Inc., a healthcare information technology company, from July 1999 to March 2001. Prior to co-founding IMPAC, Mr. Auerbach served as Manager of Research and Development for Project Management for Varian Medical Systems, Inc. from 1987 to 1990. Mr. Auerbach holds an M.S. degree in Mechanical Engineering from Stanford University and a B.S. degree in Mechanical/Biomedical Engineering from Carnegie Mellon University.

•	Robert J. Becker, M.D.	Age 81. Dr. Becker has been a director of IMPAC since June 1996. Dr. Becker has served as the President of Becker Consulting Corporation, a healthcare consulting firm, since 1990. Prior to founding Becker Consulting, Dr. Becker founded HealthCare Compare Corporation, a company specializing in healthcare utilization review (now First Health Group Corporation, a health benefits company) and served as Chairman from 1982 to 1990. Dr. Becker holds an M.D. degree from the Medical College of Wisconsin.

•	Gregory T. Schiffman	Age 46. Mr. Schiffman has been a director of IMPAC since February 2003. Mr. Schiffman has served as Senior Vice President and Chief Financial Officer of Affymetrix, Inc., a biotechnology company, since October 2002, and served as Vice President and Chief Financial Officer of Affymetrix from August 2001 through October 2002. From March 2001 through August 2001, he served as Vice President, Finance of Affymetrix. Prior to joining Affymetrix, Mr. Schiffman was Vice President,

Controller of Applied Biosystems from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company. Mr. Schiffman holds an MBA degree from J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. degree in accounting from DePaul University.

Board Independence

Upon consideration of the criteria and requirements regarding director independence set forth in NASD Rules 4200 and 4350, the Board of Directors has determined that each of Dr. Rose, Mr. Avis, Dr. Becker, and Mr. Schiffman has met the standards of independence established by the NASD.

Committees of the Board of Directors; Meetings

During the fiscal year ended September 30, 2003, the Board held four meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served. The Board has an Audit Committee and a Compensation Committee. The Board has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Audit Committee

The responsibilities of the Audit Committee include:

•	Overseeing IMPAC’s accounting and financial reporting processes and the audits of IMPAC’s financial statements;

•	Monitoring the integrity of IMPAC’s financial statements;

•	Evaluating and periodically reevaluating the qualifications, independence and performance of IMPAC’s independent auditors, PricewaterhouseCoopers; and

•	Monitoring and reviewing the performance of IMPAC’s internal audit function.

For a complete listing of the Audit Committee’s responsibilities, see the Audit Committee Charter attached as Appendix A to this proxy statement.

The current members of the Audit Committee are Gregory M. Avis, Christopher M. Rose and Gregory T. Schiffman (Chairman), three independent directors. The Audit Committee met four times during fiscal year 2003. Upon consideration of the attributes of an audit committee financial expert as set forth in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, the Board of Directors determined that Mr. Schiffman possessed these attributes through his experience as Senior Vice President and Chief Financial Officer of Affymetrix, Inc., and he was designated as the Audit Committee financial expert. Mr. Schiffman is independent as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The responsibilities of the Compensation Committee include:

•	Establishing and reviewing our general compensation policies applicable to our Chief Executive Officer and President and our other executive officers;

•	Reviewing and approving the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of our Chief Executive Officer and President and our other executive officers;

•	Reviewing and advising our Board concerning the performance of our Chief Executive Officer and President and our other executive officers;

•	Reviewing and advising our Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry;

•	Administering the stock compensation plans that we may adopt from time to time, including the determination of employees and the parties who are to receive grants of stock or stock options and the terms of such grants;

•	Performing such other functions and having such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and

•	Reporting to our Board regarding the foregoing from time to time, or whenever it shall be called upon to do so.

The current members of the Compensation Committee are Gregory M. Avis (Chairman), Robert J. Becker and Christopher M. Rose, three independent directors. The Compensation Committee met one time during fiscal year 2003.

Director Nominations

Due to the limited size of, and lack of turnover in, our Board, the Board has determined that it is not appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board, and director nominees are selected by a majority of the independent directors meeting in executive session. Both of the nominees included on this year’s proxy card are executive officers and/or directors standing for re-election.

The Board believes that it is necessary that the majority of the Board must be composed of independent directors as set forth in NASD Rules 4200 and 4350 and desirable to have at least one financial expert on the Board as set forth in Section 401(h) of Regulation S-K promulgated by the SEC. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of the Board. To date, the company has not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Our bylaws include a procedure whereby our stockholders can nominate persons for election to the Board. The Board will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors. The notice procedures are described above under the heading “General Information.” To date, we have not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of our voting stock.

Shareholder Communications with Directors

Our Board of Directors welcomes communications from our stockholders. Stockholders may send communications to the Board of Directors, or to any Director in particular, c/o IMPAC Medical Systems, Inc., 100 West Evelyn Avenue, Mountain View, CA 94041. Any correspondence addressed to the Board of Directors or to any one of our Directors care of our offices is forwarded by us to the addressee without review by management.

We encourage, but do not require, the members of our Board of Directors to attend our annual meetings. The 2004 Annual Meeting will be IMPAC’s first annual meeting since our initial public offering in November 2002.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock as of December 15, 2003 by:

•	each of our directors and executive officers;

•	all directors and executive officers as a group; and

•	each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock.

Except as otherwise noted, the address of each person listed in the table is c/o IMPAC Medical Systems, Inc., 100 West Evelyn Avenue, Mountain View, California 94041. The table includes all shares of common stock issuable within 60 days of December 15, 2003 upon the exercise of options beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power over such shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control regarding all shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 9,791,460 shares of common stock outstanding as of December 15, 2003, together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options beneficially owned were deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class
Joseph K. Jachinowski	692,158	(1)	7.1%
James P. Hoey	1,220,861	(2)	12.5
David A. Auerbach	1,199,673	(3)	12.3
Kendra A. Borrego	28,710	(4)	*
Gregory M. Avis	—		—
Robert J. Becker, M.D.	81,439		*
Christopher M. Rose, M.D., F.A.C.R.	43,628	(5)	*
Gregory T. Schiffman	—		—
Persons and entities affiliated with Cimarron Management Company, Inc.	548,500	(6)	5.6
Persons and entities affiliated with FMR. Corp	984,200	(7)	10.1
All directors and executive officers as a group (8 persons)	3,266,469	(8)	33.2%

*	Less than one percent of the outstanding shares of common stock.
(1)	Does not include 49,375 shares issuable upon the exercise of outstanding stock options held by Mr. Jachinowski’s wife, Suzanne Hoey Jachinowski, which are exercisable within 60 days of December 15, 2003, 63,015 shares owned by Mr. Jachinowski’s wife, and 11,252 shares held in trust for Mr. Jachinowski’s children, over which Mr. Jachinowski has neither voting nor dispositive power. Mr. Jachinowski disclaims beneficial ownership of all of these shares.
(2)	Includes 11,252 shares held in trust for Mr. Jachinowski’s children reported by Mr. Hoey in his capacity as trustee, and 42,570 shares held in trust for Mr. Auerbach’s children reported by Mr. Hoey in his capacity as trustee. Does not include 41,142 shares held in trust for Mr. Hoey’s children, over which Mr. Hoey has neither voting nor dispositive power, and with respect to which Mr. Hoey disclaims beneficial ownership.

(3)	Includes 41,142 shares held in trust for Mr. Hoey’s children reported by Mr. Auerbach in his capacity as trustee. Does not include 42,570 shares held in trust for Mr. Auerbach’s children, over which Mr. Auerbach has neither voting nor dispositive power, and with respect to which Mr. Auerbach disclaims beneficial ownership.
(4)	Includes 28,710 shares issuable upon the exercise of outstanding stock options, which are exercisable within 60 days of December 15, 2003.
(5)	Includes 10,000 shares issuable upon the exercise of outstanding stock options, which are exercisable within 60 days of December 15, 2003.
(6)	Based on a Schedule 13G filed January 21, 2003 containing information as of January 20, 2003. Cimarron Management Company, Inc. administers transactions in IMPAC’s shares reported on the Schedule 13G for the benefit of each filing person, but does not possess the power to vote or dispose of any of the shares held by such filing persons. Includes the following number of shares held by the following filing persons, over which shares the filing persons have voting and dispositive power as indicated in the table below:

	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned by Filing Person with
		Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
IGSB-Karan I, LLC	236,180	236,180	—	236,180	—
IGSB-Keenan I, LLC	65,000	65,000	—	65,000	—
Alfred K. Herbert	1,100	400	700	400	700
Allyson R. Sikola.	1,000	1,000	—	1,000	—
Brynn E. Rauth	1,000	1,000	—	1,000	—
IGSB/Cimarron Bonus Fund, LLC.	1,350	1,350	—	1,350	—
Duca Partnership	66,463	66,463	—	66,463	—
Suzanne S. Duca	66,463	—	66,463	—	66,463
Graciela Segura	500	500	—	500	—
Jeanne A. Lipkovits	2,595	2,595	—	2,595	—
Jason F. Hughes	100	100	—	100	—
Karen Herbert	250	250	—	250	—
Hilda L. Law	400	400	—	400	—
Lorraine Duca	2,595	2,595	—	2,595	—
Lindsey Duca	12,201	12,201	—	12,201	—
Linda J. Herbert	950	250	700	250	700
Maurice J. Duca	118,660	52,197	66,463	52,197	66,463
Marianne W. Dornbush	200	200	—	200	—
Steven L. Karan	4,820	4,820	—	4,820	—
Timothy K. Bliss	22,000	22,000	—	22,000	—
Thomas J. Rauth	5,000	5,000	—	5,000	—
William R. Rauth III	70,099	70,099	—	70,099	—
William Rauth IV	1,000	1,000	—	1,000	—
Carol A. Steed	150	150	—	150	—
Luise M. Phelps	304,530	304,530	—	304,530	—
IGSB, LLC	302,530	302,530	—	302,530	—
Theodore K. Bliss	50	50	—	50	—
IGSB, IEP, I, L.P	301,180	301,180	—	301,180	—

700 shares of common stock of IMPAC reported by Alfred K. Herbert and Linda J. Herbert are held by The Herbert Family Trust and reported by Alfred Herbert and Linda Herbert in their capacities as co-trustees. Alfred Herbert and Linda Herbert share voting and disposition powers with respect to such shares.

66,463 shares of common stock of IMPAC reported by Suzanne S. Duca and Maurice J. Duca are held by the Duca Partnership and reported by Suzanne Duca and Maurice Duca in their capacities as trustees of The Maurice J. Duca Family Trust and The Suzanne S. Duca Separate Property Trust, respectively, the general partners of the Duca Partnership. Suzanne Duca and Maurice Duca share voting and disposition powers with respect to such securities.

2,095 shares of common stock of IMPAC reported by Maurice Duca are held by the Marie Duca Educational Trust and reported by Maurice Duca in his capacity as trustee.

12,201 shares of common stock of IMPAC reported by Lindsey Duca are held by The Lindsey Duca Trust and reported by Lindsey Duca in her capacity as trustee.

20,699, 3,500 and 29,400 shares of common stock of IMPAC reported by William R. Rauth III are held by The Lindsey Duca Trust #2, The Michael Duca Trust #1 and The Michael Duca Trust #2, respectively, and reported by William Rauth III in his capacity as trustee.

1,350 shares of common stock of IMPAC reported by Luise M. Phelps and IGSB, LLC are held by IGSB/Cimarron Bonus Fund, LLC and reported by IGSB, LLC, in its capacity as Manager of IGSB/Cimarron Bonus Fund, LLC and by Luise Phelps in her capacity as President of IGSB, LLC.

236,180 and 65,000 shares of common stock of IMPAC are held by IGSB-Karan I, LLC and IGSB-Keenan I, LLC, respectively, and are reported by IGSB IEP I, L.P. in its capacity as a controlling member of IGSB-Karan I, LLC and IGSB-Keenan I, LLC. Such 301,180 shares of common stock of IMPAC are also reported by IGSB, LLC, in its capacity as the General Partner of IGSB IEP I, L.P. and by Luise Phelps in her capacity as President of IGSB, LLC.

5,000 shares of common stock of IMPAC reported by Thomas J. Rauth are held by The Rauth, Trabert, Holcomb & Seto Retirement Trust and reported by Thomas Rauth in his capacity as trustee.

The address of Cimarron Management Company, Inc., and of each of the filing persons above is Cimarron Management Company, Inc., 1485 East Valley Road, Suite H, Santa Barbara, California 93108.

(7)	Based on a Schedule 13G filed December 10, 2003 containing information as of November 30, 2003. FMR Corp. has sole dispositive power with respect to 984,200 shares, sole voting power with respect to 119,200 shares and no shared voting or dispositive power. The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.
(8)	Includes 38,710 shares issuable upon the exercise of outstanding stock options, which are exercisable within 60 days of December 15, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of IMPAC’s common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and IMPAC must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, IMPAC believes all persons subject to reporting filed the required reports on time in fiscal year 2003, except for Joseph K. Jachinowski, whose Form 4 statement of changes in beneficial ownership reflecting the exercise by his wife of 15,000 options deemed to be indirectly beneficially owned by him was due on February 16, 2003, but was filed in March 2003.

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

Cash Compensation.    Except for reimbursement for reasonable travel expenses relating to attendance at board meetings, employee directors are not compensated for their services as directors. Directors who are non-employees receive $500 per board meeting attended. Mr. Avis has not received any director fees.

Stock Options.    Under our 2002 Stock Plan, each of our non-employee directors receives an option grant to purchase 25,000 shares of our common stock at fair market value on the grant date on the date they join the board. Non-employee directors also receive a stock option grant on the date of each annual meeting under our 2002 Stock Plan to purchase 5,000 shares of our common stock at fair market value on the grant date, provided he or she continues to serve on the Board after such annual meeting. Each of our non-employee directors will receive such a grant on the date of this year’s Annual Meeting, except for Mr. Avis, who has elected not to receive any options in connection with his service as a director. Non-employee director options have a term of ten years and expire within 90 days of the director’s termination of service or one year if such termination is due to death or disability. The initial option grant vests as to 25% of the shares on the first anniversary of the date of grant and thereafter in 36 equal monthly installments, provided the optionee is serving as a director of IMPAC. All subsequent stock option grants to non-employee directors are fully vested upon grant. Employee directors are eligible to participate in our 2002 Stock Plan and, subject to stock ownership limits imposed by the Internal Revenue Service, our 2002 Employee Stock Purchase Plan.

Compensation of the Named Executive Officers

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning the compensation paid during the fiscal year ended September 30, 2003 to the Chief Executive Officer and each of our other three executive officers. We refer to these individuals as the “named executive officers” elsewhere in this Proxy Statement.

	Annual Compensation(1)		Long-Term Compensation Awards
	Salary	Bonus	Securities Underlying Options	All Other Compensation
Joseph K. Jachinowski President, Chief Executive Officer and Chairman	$336,000	$135,958	—	$42,947	(2)

James P. Hoey Executive Vice President and Chief Operations Officer	336,000	135,958	—	42,947	(2)

David A. Auerbach Executive Vice President, Treasurer and Secretary	336,000	135,958	—	42,947	(2)

Kendra A. Borrego Chief Financial Officer	165,416	48,684	10,000	7,500	(3)

(1)	Excludes certain perquisites and other benefits that did not exceed 10% of any officer’s total salary and bonus.
(2)	Includes $7,500 of company contributions to our 401(k) plan and a bonus payment of $35,447 to cover term life, variable universal life and disability insurance premiums.
(3)	Represents $7,500 of company contributions to our 401(k) plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding the stock options granted to each named executive officer during the fiscal year ended September 30, 2003. None of such persons received awards of stock appreciation rights during fiscal 2003.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share(2) ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5% ($)	10% ($)
Joseph K. Jachinowski	—	—	—	—	—	—
James P. Hoey	—	—	—	—	—	—
David A. Auerbach	—	—	—	—	—	—
Kendra A. Borrego	10,000	10%	20.86	8/14/13	$131,187	$332,455

(1)	All options granted vest 25% on the first anniversary of the grant date; thereafter, 1/48 of the total number of shares subject to options granted vest on the first day of each succeeding month. Under the terms of our stock option plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2)	All options were granted at fair market value on the date of grant.
(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock’s current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the option holder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END

OPTIONS/SAR VALUES

The following table provides summary information regarding options to purchase IMPAC common stock that were exercised by the named executive officers during the fiscal year ended September 30, 2003 and the number and value of unexercised in the money IMPAC options held by the named executive officers at September 30, 2003. The closing price per share of our common stock on September 30, 2003 was $17.89.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Joseph K. Jachinowski	—	—	0/0	0/0
James P. Hoey	—	—	0/0	0/0
David A. Auerbach	—	—	0/0	0/0
Kendra A. Borrego	—	—	28,833/27,667	$351,162/$99,728

(1)	The value of unexercised in-the-money options held at September 30, 2003 represents the total gain which an option holder would realize if he or she exercised all of the in-the-money options held at September 30, 2003, and is determined by multiplying the number of shares of common stock underlying the options by the difference between the closing stock price of $17.89 per share on September 30, 2003 and the per share option exercise price. An option is in the money if the fair market value of the underlying shares exceeds the exercise price of the option.

CERTAIN TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our board of directors are Gregory M. Avis, Robert J. Becker and Christopher M. Rose. None of these individuals has at any time been an officer or employee of ours or any of our subsidiaries.

Management Indebtedness, Certain Relationships and Related Transactions

During fiscal 2003, we did not engage in any transaction or series of similar transactions in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to us or any of our subsidiaries in any amount in excess of $60,000 at any time, other than the transactions described below.

On February 14, 2003, Suzanne Hoey Jachinowski, our Vice President of Marketing, the wife of Joseph K. Jachinowski, our President and Chief Executive Officer, and the sister of James P. Hoey, our Executive Vice President and Chief Operations Officer, exercised options to purchase 5,000 shares of our common stock at an exercise price of $1.34 per share and options to purchase 10,000 shares of our common stock at an exercise price of $3.23 per share.

PROPOSAL TWO

AMENDMENT OF THE 2002 STOCK PLAN

General

This is the first time that our public stockholders will be asked to approve the IMPAC Medical Systems, Inc. 2002 Stock Plan. Our Board adopted the IMPAC Medical Systems, Inc. 2002 Stock Plan on May 31, 2002 and amended and restated the plan on November 15, 2002 (the “Existing Plan”). The Existing Plan was approved by our stockholders on November 15, 2002. Subject to the approval of our stockholders, our Board amended and restated the Existing Plan on November 18, 2003. The amendment and restatement of the Existing Plan requires stockholder approval. At the Annual Meeting of Stockholders, stockholders will be asked to approve the amendment and restatement of the Existing Plan (the “Plan”). The Existing Plan was amended and restated primarily to add stock units and stock appreciation rights to the types of awards that may be granted under the plan. The Existing Plan only provides for the grant of stock options and stock purchase rights. Stock purchase rights are rights to acquire restricted stock. No other material changes were made to the Existing Plan. The term of the Plan remains the same and currently provides that the Plan will terminate on May 31, 2012 unless sooner terminated by our Board.

The Plan’s effectiveness is dependent on the approval of our stockholders at the Annual Meeting of Stockholders.

The following is a summary of the principal features of the Plan. The Plan is attached to this proxy statement as Appendix B. As of December 15, 2003, the fair market value of a share of our common stock (“Share”) was $26.27.

Share Reserve

The aggregate number of Shares that has been reserved for issuance under the Plan as of December 15, 2003 is 2,850,947 Shares. That number is comprised of 2,500,000 Shares originally reserved for issuance under the IMPAC Medical Systems, Inc. 2002 Stock Plan, 59,160 Shares that were available for grant under the IMPAC Medical Systems, Inc. 1993 Stock Option Plan and the IMPAC Medical Systems, Inc. 1998 Stock Plan as of the initial public offering of our Shares, and 291,787 Shares that have been added under the annual Share replenishment feature described in the next sentence. Shares are added to the Plan on the first day of each fiscal year equal to the least of (i) three percent of the number of Shares outstanding on the last day of the prior fiscal year, (ii) 300,000 or (iii) a lesser number determined by our Board in its sole discretion. The amendment and restatement of the Existing Plan does not add any additional Shares and does not amend the terms of this Share replenishment feature. As of December 15, 2003, a total of 2,739,671 Shares remained available for issuance pursuant to awards under the Plan. If awards under the Plan are forfeited or terminate before being exercised, then the Shares underlying those awards again become available for awards under the Plan. If stock appreciation rights are exercised, only the number of Shares actually issued in settlement of such rights will reduce the number of Shares available for awards under the Plan and the balance will again become available for awards under the Plan.

No participant in the Plan may be granted during any fiscal year stock options and/or stock appreciation rights for more than 1,000,000 Shares, except that a participant may be granted stock options and/or stock appreciation rights for up to 1,500,000 Shares in his or her first year of employment. In addition, no participant in the Plan may be granted during any fiscal year stock purchase rights and/or stock units for more than 500,000 Shares, except that a participant may be granted stock purchase rights and/or stock units for up to 1,000,000 Shares in his or her first year of employment.

In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares (or in a form other than Shares in an amount that has a material effect on the price of Shares), a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the committee administering the Plan will, in its reasonable discretion, make appropriate adjustments to the number of Shares issuable under the Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights. The number of Shares subject to the automatic option grant program for Non-Employee Directors and the annual Share replenishment feature of the Plan will also be appropriately adjusted.

Administration

The Compensation Committee administers the Plan (the “Plan Administrator”). The Plan Administrator has complete discretion, subject to the provisions of the Plan, to authorize stock options, stock purchase rights, stock units and stock appreciation rights awards under the Plan. However, all stock option grants made under the automatic option grant program for non-employee directors will be made in compliance with the provisions of that program, and limited administrative discretion will be exercised by the Plan Administrator with respect to those grants.

Eligibility and Types of Awards Under the Plan

The Plan permits the granting of stock options, stock purchase rights, stock units and stock appreciation rights by the Plan Administrator and provides for an automatic option grant program for non-employee members of our Board (“Non-Employee Directors”). Stock purchase rights and stock units may be awarded in combination with nonstatutory stock options and stock appreciation rights, and such award may provide that the stock units or restricted stock granted under the stock purchase rights will be forfeited if the related nonstatutory stock options or stock appreciation rights are exercised. Stock appreciation rights may be awarded in combination with stock options, restricted stock or stock units, and such award may provide that the stock appreciation rights will not be exercisable unless the related stock options, restricted stock or stock units are forfeited.

Employees (including officers and employee directors) and consultants of IMPAC and its parents, subsidiaries and affiliates and Non-Employee Directors will be eligible to participate in the Plan with respect to stock options, stock purchase rights, stock units and stock appreciation rights but only Non-Employee Directors will be eligible to participate in the automatic option grant program. As of December 15, 2003, approximately 311 employees (including officers and employee directors) and four Non-Employee Directors were eligible to participate in the Plan.

Options

The Plan Administrator may grant nonstatutory stock options or incentive stock options (which are entitled to favorable tax treatment) under the Plan. Stock options are generally awarded without cash consideration paid to us. The Plan Administrator may grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of Shares covered by each stock option granted to a participant will be determined by the Plan Administrator.

Stock options become exercisable at the times and on the terms established by the Plan Administrator. The Plan Administrator may provide for stock options that may be exercised prior to vesting for Shares subject to a right of repurchase in favor of IMPAC that lapses at the same rate the stock option would have otherwise vested. The stock option exercise price is established by the Plan Administrator and, in the case of incentive stock options, must be equal at least 100% of the fair market value of a Share on the date of grant (110% in the case of a grant to a 10% shareholder). Stock options are typically granted with an exercise price equal to 100% of the fair market value of a Share on the date of grant (110% in the case of a grant to a 10% shareholder). In addition, the exercise price of a nonstatutory stock option may vary in accordance with a predetermined formula established by the Plan Administrator. Stock options expire at the times established by the Plan Administrator but, in the case of incentive stock options, not later than ten (10) years after the date of grant (5 years in the case of a grant to a 10% shareholder). Stock options are typically granted with a maximum term of ten (10) years. Subject to the limitations of the Plan and the consent of the optionee for changes that would alter or impair his or her rights or obligations, the Plan Administrator may modify, extend or assume outstanding stock options or may accept the cancellation of outstanding stock options in return for the grant of new stock options for the same or a different number of Shares and at the same or a different exercise price.

The exercise price must be paid in cash at the time the Shares are purchased. Consistent with applicable laws, regulations and rules, the Plan Administrator may also at any time permit that payment of the exercise price of a nonstatutory stock option be made with previously acquired Shares that have been held for a period of time specified by the Plan Administrator, a promissory note or other legal consideration. In the case of incentive stock options, payment of the exercise price may also be made in the above forms but only to the extent expressly provided in the applicable stock option agreement.

Stock Purchase Rights

The Plan Administrator may award stock purchase rights with or without cash consideration paid to us. Stock purchase rights entitle the participant to restricted stock. Restricted stock is IMPAC common stock that is subject to forfeiture and is generally not transferable unless certain conditions are met. When the restricted stock award conditions are satisfied, then the participant is vested in the Shares and has complete ownership of the Shares. At any particular time, a participant may be partially vested, fully vested or not vested at all in the restricted stock that was awarded.

Stock Units

The Plan Administrator may also award stock units with or without cash consideration paid to us. A stock unit is a bookkeeping entry that represents a Share. A stock unit is similar to restricted stock in that the Plan Administrator will establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, we will pay the participant for the vested stock units with cash or Shares or any combination of both. Payment will be made in a lump sum or installments and may be deferred. The amount received may be based on a larger or smaller number of stock units than the number included in the original award depending upon the degree of achievement of predetermined performance factors. Conversion of the stock units into cash may be based on the average of the fair market value of a Share over a series of trading days and on other methods.

Stock Appreciation Rights

Additionally, the Plan Administrator may grant stock appreciation rights. The number of shares covered by each stock appreciation right will be determined by the Plan Administrator. Upon exercise of a stock appreciation right, the participant will receive payment from us in an amount determined by multiplying (a) the difference between (i) the fair market value of a Share on the date of exercise and (ii) the exercise price times (b) the number of Shares with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is established by the Plan Administrator and may vary in accordance with a predetermined formula established by the Plan Administrator. Stock appreciation rights may be paid in cash or Shares or any combination of both, as determined by the Plan Administrator. Stock appreciation rights are exercisable at the times and on the terms established by the

Plan Administrator. Subject to the limitations of the Plan and the consent of the optionee for changes that would alter or impair his or her rights or obligations, the Plan Administrator may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights in return for the grant of new stock appreciation rights for the same or a different number of Shares and at the same or a different exercise price.

Automatic Option Grant Program

Under the Plan’s automatic option grant program for Non-Employee Directors, Non-Employee Directors will receive nonstatutory option grants as follows: Each Non-Employee Director will automatically receive a nonstatutory option grant for 25,000 shares as a result of his or her initial election or appointment as a Non-Employee Director. This option grant will vest as to 25% of the Shares on the first anniversary of the date of grant and thereafter in 36 equal monthly installments, provided the optionee is serving as a director of IMPAC. In addition, upon the conclusion of each regular annual meeting of our stockholders following his or her initial appointment, each eligible Non-Employee Director who will continue serving as a member of our Board thereafter will receive a fully vested and exercisable nonstatutory option grant for 5,000 Shares.

Each automatic option grant to the Non-Employee Directors will have a per share exercise price equal to 100% of the fair market value of a Share on the option grant date. The options will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the three-month period measured from the date of the optionee’s cessation of service for any reason. All options granted to the Non-Employee Directors under this program will become exercisable in full in the event of a change in control with respect to IMPAC.

Amendment and Termination

Our Board may amend the Plan at any time and for any reason, subject to any required stockholder approval. Our Board may terminate the Plan at any time and for any reason, and the Plan is currently set to terminate on May 31, 2012. The termination or amendment of the Plan will generally not affect any award previously made under the Plan.

New Plan Benefits

Other than the annual automatic option grants to Non-Employee Directors, all other awards are made at the discretion of the Plan Administrator. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable. The following table sets forth the number of Shares subject to awards granted under the Existing Plan during our fiscal year ended September 30, 2003. This may not be in indicative of grants under the Plan. Unless otherwise noted, the number of Shares set forth on the following table represent Shares underlying stock options.

Name of Individual or Group	Number of Shares
Joseph K. Jachinowski President, Chief Executive Officer and Chairman	—
James P. Hoey Executive Vice President and Chief Operations Officer	—
David A. Auerbach Executive Vice President, Treasurer and Secretary	—
Kendra A. Borrego Chief Financial Officer	10,000
All current executive officers as a group	10,000
All current directors who are not executive officers	25,000
All employees, including current officers who are not executive officers, as a group	90,000

The nominees for director at this Annual Meeting of Stockholders, James P. Hoey and Christopher M. Rose, were not granted stock options or other awards under the IMPAC Medical Systems, Inc. 2002 Stock Plan during our fiscal year ended September 30, 2003. No associates of (i) the director nominees, (ii) our current directors or (iii) our executive officers were granted stock options or other awards under the IMPAC Medical Systems, Inc. 2002 Stock Plan during our fiscal year ended September 30, 2003.

Federal Income Tax Consequences

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the Shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the Shares generally will be capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the Shares transferred upon the exercise for the legally required period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale or other disposition exceeds the option price.

For awards of stock purchase rights, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the Shares at the time of vesting less the amount paid for such Shares (if any).

A participant is not deemed to receive any taxable income at the time an award of stock units is granted, nor is IMPAC entitled to a tax deduction at that time. When vested stock units and any dividend equivalents are settled and distributed, the participant is deemed to receive an amount of ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any). This income is subject to withholding taxes for employees or former employees. IMPAC is allowed a tax deduction in an amount equal to the ordinary income that the participant is deemed to receive.

At the discretion of the Plan Administrator, the Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or by delivering to us already-owned Shares.

IMPAC will be entitled to a tax deduction in connection with an award under the Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, IMPAC can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our public stockholders. Currently, a transition rule applies so that, even though the Existing Plan has not been approved by our public stockholders, the compensation attributable to awards pursuant to the Existing Plan will qualify as “performance-based compensation.” We have structured the Plan with the intention that compensation resulting from awards under the Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of this amended and restated Plan by our public stockholders and accordingly we are seeking such approval.

Stockholder Approval

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of Stockholders is required for approval of the Plan. If such stockholder approval is not obtained, then the Existing Plan will remain in effect.

The Board recommends that stockholders vote FOR the approval of the Plan.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 30, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	854,469	$9.12	3,148,813
Equity compensation plans not approved by security holders	—	—	—
Total	854,469	$9.12	3,148,813

(1)	Amount includes 2,446,525 shares of our common stock available for future issuance under our 2002 Stock Plan at September 30, 2003 and 702,288 shares of our common stock available for future issuance under our 2002 Employee Stock Purchase Plan at September 30, 2003.

COMPENSATION COMMITTEE REPORT

Overview, Philosophy and Current Trend

The Compensation Committee reviews and approves executive officer compensation. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

The Compensation Committee is composed of three independent directors. It is the Compensation Committee’s objective that executive compensation be tied directly to the achievement of IMPAC’s performance objectives. Specifically, IMPAC’s executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values. Published industry pay survey data is reviewed and relied upon in the Compensation Committee’s assessment of appropriate compensation levels, including the Radford Executive Survey which compiles data from companies in the computer and software industry of comparable size, performance, geographic location and growth rates.

The Compensation Committee recognizes that the industry sector in which IMPAC operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that IMPAC be assured of attracting and rewarding its executives who are essential to the attainment of IMPAC’s long-term strategic goals. For these reasons, the Compensation Committee believes IMPAC’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and IMPAC’s performance. For this reason, IMPAC’s executive cash compensation consists of base compensation (salary), variable incentive compensation (annual bonus), as well as, in some cases, participation in the 2002 Employee Stock Purchase Plan. Base salaries for executive officers are established considering a number of factors, including IMPAC’s profitability; the executive’s individual performance and measurable contribution to IMPAC’s success; and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports IMPAC’s compensation philosophy of moderation for elements such as base salary and benefits. The Compensation Committee decides base salaries at the summer meeting prior to the beginning of each fiscal year as part of IMPAC’s formal executive officer annual salary review process.

An executive’s annual performance award generally depends on IMPAC’s overall financial performance. These targets are reviewed annually to meet the changing nature of IMPAC’s business. Performance against those targets are monitored on a semi-annual basis and no bonus payments are made until minimum revenue and profit targets are achieved. The incentive portion is set as an amount commensurate with the position within the company for all key management of IMPAC.

IMPAC provides benefits to the named executive officers that are generally available to all IMPAC employees, including participation in the 2002 Employee Stock Purchase Plan.

Stock Options

In fiscal 2003, IMPAC did not make stock options grants to its chief executive officer. The Compensation Committee intends to use options grants to attract, retain and motivate IMPAC’s executive officers and other participants by providing them with a meaningful stake in IMPAC’s long-term success. In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) IMPAC’s then current capital structure, (iii) participants’ contributions to IMPAC’s performance, both short- and long-term, (iv) prior stock option grants, especially as they relate to the number of options vested and unvested, and (v) the impact that total option grants made to all participants have on dilution of current stockholder ownership and IMPAC’s earnings.

Chief Executive Officer and President’s Compensation

Mr. Jachinowski’s compensation for fiscal 2003 was evaluated and approved by the Compensation Committee based upon a survey of comparable Chief Executive Officers’ salaries in the Bay Area and comparable companies. Mr. Jachinowski’s 2003 cash compensation consisted of a base salary of $336,000 and cash bonuses of $135,958.

Tax Deductibility of Executive Compensation

As a matter of policy, IMPAC believes it is important to retain the flexibility to maximize its tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. It is the policy of the Compensation Committee to consider the impact, if any, of Section 162(m) on IMPAC and to document as necessary specific performance goals to seek to preserve IMPAC’s tax deductions.

Compensation Committee

Gregory M. Avis, Chairman
Robert J. Becker, MD
Christopher M. Rose, MD

AUDIT COMMITTEE REPORT

The principal functions of the Audit Committee fall into four broad categories:

•	To oversee IMPAC’s accounting and financial reporting processes and the audits of IMPAC’s financial statements;

•	To monitor the integrity of IMPAC’s financial statements;

•	To evaluate and periodically reevaluate the qualifications, independence and performance of IMPAC’s independent auditors, PricewaterhouseCoopers; and

•	To monitor and review the performance of IMPAC’s internal audit function.

The Board of Directors has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the Nasdaq National Market. The Audit Committee operated pursuant to a charter approved by the Board of Directors. A copy of the charter is attached as Appendix A. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held four meetings during fiscal 2003.

Management is responsible for the preparation, presentation and integrity of IMPAC’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. IMPAC’s independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States.

In overseeing the preparation of IMPAC’s consolidated financial statements, the Audit Committee met with both management and the independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of non-audit services by the independent auditors prior and subsequent to law changes made effective by the Sarbanes-Oxley Act of 2002, was compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. In connection with monitoring IMPAC’s internal control systems, the Audit Committee periodically consulted with the independent auditors about internal controls and the fairness and accuracy of IMPAC’s financial statements.

The Audit Committee continues to monitor the adequacy of our accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Audit Committee. Subject to the limitations on the role and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board of Directors (and the Board approved) the inclusion of IMPAC’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also selected PricewaterhouseCoopers LLP as independent auditors for the fiscal year ended September 30, 2003.

Audit Committee

Gregory T. Schiffman, Chairman
Gregory M. Avis
Christopher M. Rose, MD

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as our independent auditors for the fiscal year ended September 30, 2003. A PricewaterhouseCoopers LLP representative will attend the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

	Fiscal Year 2002	Fiscal Year 2003
Audit fees	$413,500	$396,000
Audit related fees	—	6,605
Tax fees	160,417	112,646
All other fees	—	—

Total	$573,917	$515,251

Audit Fees

The audit fees for the years ended September 30, 2002 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC for an initial and secondary public offering.

Audit-Related Fees

The audit related fees as of the year ended September 30, 2003 were for assurance and related services related to due diligence related to mergers and acquisitions.

Tax Fees

Tax fees as of the years ended September 30, 2002 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other Fees

There were no other fees for the years ended September 30, 2002 and 2003.

Prior to the engagement of services with PricewaterhouseCoopers, the audit committee is presented with an engagement letter and fee estimate for the services to be rendered. A discussion ensues between members of the audit committee and members of management to determine the appropriate scope of work to be performed. Once approval is obtained, the engagement letter is completed and work begins on the specified project.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on IMPAC Medical Systems, Inc. common stock with the cumulative total stockholder return of the Nasdaq National Market – US Index and the S&P 500 Heathcare Equipment & Services Index. All values assume an initial investment of $100 and the reinvestment of the full amount of all dividends and are calculated yearly through September 30, 2003. The graph begins on November 20, 2002, the date IMPAC’s common stock began trading on the Nasdaq National Market. The stockholder return shown on the graph below is based upon historical data and is not indicative of, nor intended to forecast, future performance of our common stock.

APPENDIX A

IMPAC MEDICAL SYSTEMS, INC.

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee is appointed by the Board to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors and internal audit function.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following IMPAC’s annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, the Company will publicly file this charter (as then constituted) to the extent and in the manner required by the rules of the Securities and Exchange Commission (the “SEC”).

Membership

The Audit Committee must be comprised of at least three members of the Board. The members will be elected by and serve at the pleasure of the Board. The members of the Audit Committee may not be officers or employees of the Company. If a member of the Audit Committee serves on more than three public company audit committees, the Board must determine that such service would not impair the ability of the member to effectively serve on the Audit Committee and disclose such determination in the annual proxy statement. Each member of the Audit Committee must be an “independent director,” as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. and the SEC.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief financial officer or other senior officer with financial oversight responsibilities.

Meetings

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. The Audit Committee will meet separately with the Chief Executive Officer and the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditor of the Company at least quarterly, including upon the completion of the annual audit to review the independent auditor’s examination and management report, outside the presence of management, and at such other times as it deems appropriate. The Audit Committee will meet with the internal financial auditors of the Company at such times as it deems appropriate.

Responsibilities

The responsibilities of the Audit Committee include the following:

•	Appoint, determine compensation for and oversee the independent auditor;

•	Review the plan for and the scope of the audit and related services, and pre-approve all audit and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are approved by the Audit Committee prior to the completion of the audit;

•	Review audit results and annual and interim financial statements and discuss the audited financial statements with the Company’s independent auditor and the Company’s management prior to publicly filing these reports;

•	Review the disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with the certification requirements for the Company’s periodic reports on Form 10-K and Form 10-Q with respect to any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting;

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•	Discuss with management and the Company’s independent auditor any significant changes to generally accepted accounting principles (“GAAP”), SEC or other regulatory accounting policies or standards and any off-balance sheet structures that could impact the Company’s financial statements;

•	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts;

•	Review and resolve any significant disputes between management and the independent auditor that arise in connection with the preparation of the audited financial statements;

•	Review and discuss with the independent auditor and management the auditor’s reports describing all critical accounting policies and practices to be used, alternative GAAP methods discussed with management, the ramifications of using such alternative methods and the auditor’s preferred method, and any other material communications between the auditor and management;

•	Review major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discuss with the Company’s independent auditor the quality of accounting principles applied in the Company’s financial statements and the other matters required to be discussed by Statement of Accounting Standards No. 61, including significant accounting policies, management judgments and accounting estimates that affect the financial statements, any difficulties encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or access to requested information, and disagreements with management;

•	Review the required written statement from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, and actively discuss with the independent auditor the auditor’s independence, including any disclosed relationship or service that may impact the objectivity and independence of the independent auditor;

•	Take appropriate action to oversee the independence of the independent auditor, including considering whether the auditor’s provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•	Confirm that the proposed audit engagement team from the independent auditor satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company;

•	Oversee the adequacy of the Company’s system of internal control over financial reporting, including obtaining reports from the independent auditor regarding such controls and reviewing any significant findings and recommendations of the independent auditor and management’s responses, including any special remedial steps adopted to address material control deficiencies;

•	Review the Company’s internal audit function;

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Review and pre-approve all transactions between the Company and related parties other than compensation transactions;

•	Oversee the Company’s compliance with SEC requirements for disclosure of auditor’s services and Audit Committee membership and activities; and

•	Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

The Audit Committee will have the sole authority to select, determine compensation for, oversee and, where appropriate, replace the Company’s independent auditor. The independent auditor will report directly to the Audit Committee, and the Audit Committee will ensure that the independent auditor understands its ultimate accountability to the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate, to retain and determine compensation for independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Reports

The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. The Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

Limitation Of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

IMPAC MEDICAL SYSTEMS, INC.

2002 STOCK PLAN

SECTION 1. PURPOSE.

The Company’s Board of Directors adopted the IMPAC Medical Systems, Inc. 2002 Stock Plan on May 31, 2002 (the “Adoption Date”), amended and restated the Plan on November 15, 2002, and, subject to approval by the Company’s stockholders, amended and restated the Plan as of November 18, 2003. The Plan became effective as of the date on which Shares were first made available to the general public pursuant to an initial public offering of the Shares (the “IPO Date”).

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Purchase Rights granting Restricted Stock, Stock Units, Stock Appreciation Rights and Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement, Restricted Stock Agreement, or other applicable agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Unit or Stock Purchase Right under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Change In Control” except as may otherwise be provided in a Stock Option Agreement, SAR Agreement, Stock Unit Agreement, Restricted Stock Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

(iv) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iii), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

(B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

(C) The Company; or

(v) A complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(g) “Common Stock” means the Company’s common stock.

(h) “Company” means IMPAC Medical Systems, Inc., a Delaware corporation.

(i) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

(j) “Director” means a member of the Board who is also an Employee.

(k) “Disability” means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(l) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;

(ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue or small cap issue, then the Fair Market Value shall be equal to the closing price quoted by the NASDAQ system for such date;

(iii) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the applicable trading market for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(p) “Grant” means any grant of an Award under the Plan.

(q) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422(b).

(r) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(u) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(v) “Optionee” means an individual, estate or other entity that holds an Option.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code.

(x) “Participant” means an individual or estate or other entity that holds an Award.

(y) “Plan” means this IMPAC Medical Systems, Inc. 2002 Stock Plan as it may be amended from time to time.

(z) “Restricted Stock” means a Share awarded under the Plan pursuant to a Stock Purchase Right.

(aa) “Restricted Stock Agreement” means the agreement described in Section 8 evidencing Restricted Stock that may be purchased following the Award of a Stock Purchase Right.

(bb) “SAR Agreement” means the agreement described in Section 9 evidencing an Award of a Stock Appreciation Right.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Service” means service as an Employee, Director, Non-Employee Director or Consultant.

(ee) “Share” means one share of Common Stock.

(ff) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(gg) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

(hh) “Stock Purchase Right” means the right to acquire Restricted Stock pursuant to Section 8.

(ii) “Stock Unit” means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

(jj) “Stock Unit Agreement” means the agreement described in Section 8 evidencing an Award of Stock Units.

(kk) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code.

(ll) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

With respect to officers or directors subject to section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Awards granted by such Committee.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Key Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements and other features and conditions of such Awards;

(iii) interpreting the Plan; and

(iv) making all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement or Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

(a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

(c) Non-Employee Director Options. Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

(i) (A) Each eligible Non-Employee Director elected or appointed after the effective date of the Company’s initial public offering shall automatically be granted an NSO to purchase 25,000 Shares (subject to adjustment under Section 9) as a result of his or her initial election or appointment as a Non-Employee Director. All NSOs granted pursuant to this Section 4(c)(i)(A) shall vest and become exercisable provided the individual is serving as a director of the Company as of the vesting date as follows: 25% one year from the date of grant, then in 36 equal monthly installments commencing on the date one month and one year after the date of grant. (B) Upon the conclusion of each regular annual meeting of the Company’s stockholders following his or her initial appointment, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall receive an NSO to purchase 5,000 Shares (subject to adjustment under Section 10). All NSOs granted pursuant to this Section 4(c)(i)(B) shall be 100% vested and exercisable upon grant.

(ii) All NSOs granted to Non-Employee Directors under this Section 4(c) shall become exercisable in full in the event of Change in Control with respect to the Company.

(iii) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, payable in one of the forms described in Section 7.

(iv) All NSOs granted to a Non-Employee Director under this Section 4(c) shall terminate on the earlier of:

(A) The 10th anniversary of the date of grant; or

(B) The date ninety (90) days after the termination of such Non-Employee Director’s Service for any reason.

SECTION 5. SHARES SUBJECT TO PLAN.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 2,500,000 Shares plus the number of Shares available for grant under the Company’s 1993 Stock Option Plan and the Company’s 1998 Stock Plan as of the IPO Date.

(b) Annual Addition. Beginning with the first fiscal year of the Company beginning after the Plan’s effective date, on the first day of each fiscal year, Shares will be added to the Plan equal to the least of (i) three percent (3%) of the outstanding Shares in the last day of the prior fiscal year, (ii) 300,000 Shares or (iii) such lesser number of Shares as may be determined by the Board in its sole discretion.

(c) Additional Shares. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.

(d) Limits on Options and SARs. No Key Employee shall receive Options to purchase Shares and/or SARs during any fiscal year covering in excess of 1,000,000 Shares. Notwithstanding the foregoing limitation, a Key Employee may receive Options to purchase Shares and/or SARs of up to 1,500,000 Shares in the first year of a Key Employee’s employment with Company.

(e) Limits on Stock Purchase Rights and Stock Units. No Key Employee shall receive an Award(s) of Stock Purchase Rights and/or Stock Units during any fiscal year covering in excess of 500,000 Shares. Notwithstanding the foregoing limitation, a Key Employee may receive an Award(s) of Stock Purchase Rights and/or Stock Units of up to 1,000,000 Shares in the first year of a Key Employee’s employment with Company.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company’s right of repurchase over any Shares acquired under the unvested portion of the Option (an “early exercise”), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent permitted under applicable laws, regulations and rules, and to the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Promissory Note. To the extent permitted under applicable laws, regulations and rules, and to the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a promissory note.

(d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF STOCK PURCHASE RIGHTS AND STOCK UNITS.

(a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of Stock Purchase Rights or in the form of Stock Units, or in any combination of both. Such Awards may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Stock or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

(b) Agreements. Each Award of a Stock Purchase Right or Stock Units under the Plan shall be evidenced by a Restricted Stock Agreement or Stock Unit Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

(c) Payment for Restricted Stock or Stock Unit Awards. Restricted Stock or Stock Units may be issued with or without cash consideration under the Plan.

(d) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(e) Vesting Conditions. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.

(f) Assignment or Transfer of Restricted Stock or Stock Units. Except as provided in Section 13, or in a Restricted Stock Agreement or Stock Unit Agreement, or as required by applicable law, a Restricted Stock or Stock Unit Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(f) shall be void. However, this Section 8(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock or Stock Unit Awards in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Stock or Stock Unit Awards by will or by the laws of descent and distribution.

(g) Death of Stock Units Recipient. Any Stock Units Award that becomes payable after the Award recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(h) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

(i) Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

(j) Stock Units Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(k) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 10. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

(i) the number of Shares available for future Awards under Section 5(a); the annual amount of increase under Section 5(b); the per person Share limits under Sections 5(d) and (e); and the number of Shares subject to automatic Grants under Section 4(c);

(ii) the number of Shares covered by each outstanding Award; or

(iii) the Exercise Price under each outstanding SAR or Option.

Notwithstanding anything in this Plan to the contrary, no adjustment shall be made with respect to any stock split occurring prior to the IPO Date.

(b) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

(b) Acceleration. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully exercisable as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.

SECTION 12. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 10.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may the Company allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 14. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as amended and restated and set forth herein, shall be effective upon its adoption by the Board, subject to the approval of the Company’s stockholders. No SAR or Stock Unit shall be vested until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any such Awards made shall be null and void and no additional Awards shall be made. The Plan shall terminate on the date that is ten (10) years after its Adoption Date and may be terminated on any earlier date pursuant to Section 14(b).

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 15. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

IMPAC Medical Systems, Inc.

By
Title

DETACH HERE	ZIMSC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPAC MEDICAL SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 17, 2004

The undersigned hereby appoints Joseph K. Jachinowski, James P. Hoey and David A. Auerbach, or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of IMPAC MEDICAL SYSTEMS, INC. to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025 on Tuesday, February 17, 2004, at 9:00 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

IMPAC MEDICAL SYSTEMS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE	ZIMSC1

☒	Please mark votes as in this example.	#IMS

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below and FOR Proposal 2.

1.	To elect two Class II directors to serve until the 2007 Annual Meeting of Stockholders					2.	To approve the amendment and restatement of the IMPAC Medical Systems, Inc. 2002 Stock Plan to allow for grants of stock appreciation rights and stock units.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees: (01) James P. Hoey and (02) Christopher M. Rose

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.

	☐						MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
		For all nominees except as noted above
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

Signature:	Date:	Signature:	Date: